                      FIFTH AMENDMENT TO LEASE AGREEMENT
                      ----------------------------------

    This Fifth Amendment to Lease Agreement ("Fifth Amendment") is entered into between Terry Argue, as the duly appointed receiver in Case No. CJ-94-03054, Fleet National Bank of Massachusetts v. Fourth Street Associates, et al.,
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District Court, Tulsa County, Oklahoma ("Receiver") and SPR Inc., formerly known as Systems & Programming Resources of Tulsa, Inc. ("Tenant"). RMM Corporation ("RMM") and Tenant entered into a Mid-Continent Tower Lease Agreement ("Original Lease") dated August 29, 1994, whereby Tenant leased certain office space ("Original Premises") in the Mid-Continent Tower Building, 401 South Boston, Tulsa, Oklahoma ("Building").

     The Original Lease has been amended by the following amendments, each amendment amending the Original Lease as amended by the previous amendments:

     (a) Amendment to Lease Agreement ("First Amendment") pursuant to which the Lease Term (as defined in the Original Lease) was extended and Tenant leased additional office space ("First Additional Space") in the Building.

     (b) Second Amendment to Lease Agreement ("Second Amendment") pursuant to which Tenant leased additional office space ("Second Additional Space") in the Building.

     (c) Third Amendment to Lease Agreement ("Third Amendment") pursuant to which the Lease Term was extended and Tenant leased additional office space ("Third Additional Space") in the Building.

     (d) Fourth Amendment to Lease Agreement ("Fourth Amendment") pursuant to which Tenant leased additional office space ("Fourth Additional Space") in the Building and Tenant's sublease of a part of the Fourth Additional Space was approved by Receiver.

The First Amendment and the Second Amendment were between RMM and Tenant. The Third Amendment and the Fourth Amendment were between Receiver and Tenant.

     The Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment is referred to herein as the "Lease". The Lease as amended hereby is referred to herein as the "Amended Lease". Receiver and Tenant wish to agree for the amendment of the Lease on the terms and conditions set forth herein. At the date of the execution of this Fifth Amendment Tenant leases 11,955 square feet of Net Rentable Area of office space in the Building which

January, 1998, through
February, 1998 (two equal
monthly installments)                          10,331.11

March, 1998, through
May, 1999 (fifteen equal
monthly installments)                          16,636.07

June, 1999, through
May, 2002 (thirty-six equal
monthly installments)                          17,646.75

June, 2002, through
May, 2004 (twenty-four equal
monthly installments)                          19,251.00

TOTAL BASE RENTAL BEFORE ADJUSTMENT        $1,547,597.79


Therefore, as of March 1, 1998, Tenant will lease office space in the Building totalling 19,251 square feet of Net Rentable Area. Tenant's lease of the Premises shall be under the terms and conditions of the Lease except as provided for herein.

    2. The Receiver shall make in the Fifth Additional Space the tenant improvements ("Fifth Additional Space Tenant Improvements") shown on Exhibit "B" hereto at the Receiver's sole cost. The Fourth Amendment provided that Receiver would pay up to $8,910 ("Allowance") for tenant improvements in the Fourth Additional Space. Tenant improvements have been made in the Fourth Additional Space pursuant to the provisions of the Fourth Amendment but such improvements in the Fourth Additional Space have not required the Receiver pay all of the Allowance for those tenant improvements in the Fourth Additional Space. Receiver shall not be required to make any further payments with regard to any tenant improvements in the Fourth Additional Space and the Tenant releases Receiver from any obligation to pay any part of the Allowance not yet paid by Receiver.

     3. Tenant shall have the option ("Fifth Additional Space Termination Option") to terminate its lease of the Fifth Additional Space as December 31st of any of 1998, 1999, 2000, 2001, 2002, or 2003. The last day of the lease by Tenant of the Fifth Additional Space if the Fifth Additional Space Termination Option is exercised as provided in this Paragraph 3 is hereinafter referred to as the "Fifth Additional Space Termination Date". The Fifth Additional Space Termination Option shall be exercised by Tenant by delivering to Receiver at least

11,955 square feet of Net Rentable Area of office space comprise the Premises as that term is used in the Lease.

     Therefore, in consideration of the mutual promises and covenants contained herein, the parties agree that the Lease is amended as follows:

     1. Tenant effective March 1, 1998, will lease certain additional office space ("Fifth Additional Space") in the Building consisting of 7,296 square feet of Net Rentable Area and as described on Exhibit "A" hereto and made a part hereof. From and after March 1, 1998, for the remainder of the Lease Term and all extensions and renewals thereof, the Premises shall be comprised of the Original Premises, the First Additional Space, the Second Additional Space, the Third Additional Space, the Fourth Additional Space, and the Fifth Additional Space. The Base Rental for the Premises shall be subject to adjustment as provided in paragraph 6 of the Original Lease and as adjustment is otherwise provided in the Amended Lease, including in the Third Amendment. The Base Rental Schedule attached to the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment is further amended to provide as follows:

                             BASE RENTAL SCHEDULE
                             --------------------

     Month                       Monthly Base Rental before adjustment
     -----                       -------------------------------------

October, 1994, through
August, 1995 (eleven equal
monthly installments)                         $ 2,480.50

September, 1995, through
May, 1996 (nine equal
monthly installments)                           3,757.40

June, 1996, through
May, 1997 (twelve equal
monthly installments)                           4,338.12

June, 1997, through
December, 1997 (seven equal
monthly installments)                           9,561.14
ninety (90) days but not more than one hundred eighty (180) days prior to the Fifth Additional Space Termination Date both of (a) written notice of Tenant's exercise of the Fifth Additional Space Termination Option ("Fifth Additional Space Termination Notice"), including the Fifth Additional Space Termination Date, and (b) payment of a sum ("Fifth Additional Space Termination Fee") equal to two times the amount of the installment of Base Rental attributable to the Fifth Additional Space which is to be paid in the month in which the Fifth Additional Space Termination Date falls, in which event the lease by Tenant of the Fifth Additional Space shall terminate on the Fifth Additional Space Termination Date. The Fifth Additional Space Termination Notice and the Fifth Additional Space Termination Fee must be delivered together to Receiver. Tenant shall vacate the Fifth Additional Space on or before the Fifth Additional Space Termination Date, such space upon such vacation to be in the same condition as the condition required by the terms of the Amended Lease for the Premises upon vacation at the expiration of the Lease Term. After the Fifth Additional Space Termination Date the Fifth Additional Space shall no longer be a part of the Premises. The Fifth Additional Space Termination Notice may not be delivered by Tenant at any time when Tenant is in default under the Amended Lease. If the Fifth Additional Space Termination Option is not exercised, the lease by Tenant of the Fifth Additional Space shall continue hereunder for the complete Lease Term. Tenant shall be liable for all Base Rental due and payable prior to the Fifth Additional Space Termination Date, including any accelerated Base Rental, but not for Base Rental attributable to the Fifth Additional Space and payable after the Fifth Additional Space Termination Date. For the purposes of this Paragraph 3, the amount of Base Rental before Basic Cost increase adjustment attributable to the Fifth Additional Space shall be deemed to be (a) $6,304.96 for December, 1998; (b) $6,688.00 for December of each of 1999, 2000, and 2001; and (c) $7,296.00 for December of each of 2002 and 2003. Once the Fifth Additional Space Termination Option has been exercised, such exercise may not be withdrawn or revoked. The parties agree that the Fifth Additional Space Termination Fee is for the sole purpose of compensating Receiver for the loss he will sustain from the early termination of the lease by Tenant of the Fifth Additional Space, that it is a reasonable estimate of such loss, that it is not a penalty, and that it is not paid in place of, but, rather, is in addition to, the Base Rental installment to be paid in the month in which the Fifth Additional Space Termination Date falls. The termination of the lease by Tenant of the Fifth Additional Space under the provisions of this Paragraph 3 shall not affect the liability of Tenant for its obligations under the Amended Lease with regard to the Original Premises, the First Additional Space, the Second Additional Space, the Third Additional Space, and the

Fourth Additional Space, all of which shall, upon such termination, comprise the Premises.

     4. Paragraph 29 of the Original Lease is amended in its entirety to state:

          In the event of holding over by Tenant after expiration or other termination of the term of this Lease, or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Paragraph 26 (d)(ii) hereof, Tenant shall, throughout the entire holdover period, pay rent equal on a per diem basis to twice the amount of (a) the Base Rental and additional Base Rental payable during the last full calendar month during the Lease Term for which an installment of Base Rental was payable divided by (b) the number of days in such calendar month. No holding over by Tenant after the expiration of the Lease Term shall be construed to extend the term of the Lease. The provision of this paragraph shall not be in place of or in lieu of, but shall be in addition to, the provisions of subparagraphs 26(a), 26(d), and 26(e).

     5. Landlord acknowledges that Tenant's name has changed as set forth in the first paragraph of this Amendment. Paragraph 36 of the Original Lease is hereby amended to provide Tenant's current name.

     6. All of the terms and provisions of the Lease, except as modified and amended herein, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto and Tenant acknowledges its liability as the Tenant under the Amended Lease. The execution of this Fifth Amendment shall in no event be deemed to constitute a waiver of any right or claim of Receiver under or by virtue of the Lease except as specifically set forth herein.

     7. In the event of conflict between the terms and provisions of this Fifth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fifth Amendment shall control.

     8. Receiver's rights, obligations, and liabilities hereunder and with regard to this Fifth Amendment are solely in his capacity as receiver. Terry Argue, individually, shall not have rights, obligations, or liabilities hereunder. Notwithstanding anything herein to the contrary, the Receiver conveys herein only such rights as he has and makes such agreements, warranties, representations, and provisions as he is actually authorized to make. A copy of the order appointing the Receiver as receiver is attached hereto as Exhibit "C".

     9. Neither the Amended Lease nor any of its components will be recorded by Tenant or Receiver in the land records of Tulsa County, Oklahoma.

     Dated 2-18-98, 1998.
          --------


                                                        /s/ Terry Argue
                                                        ------------------------
                                                        Terry Argue, Receiver

                                                              "Receiver"

                                                        SPR Inc.

                                                        By /s/ [ILLEGIBLE]^^
                                                          ----------------------
                                                          _____ President

                                                               "Tenant"


                                    TENANT
                                    ------

STATE OF Oklahoma)
        ---------
COUNTY OF Tulsa  )   SS:
         --------

     This instrument was acknowledged before me on this 18/th/ day of February,
                                                         ------        --------
1998, by Michael J. Fletcher, as ______ President of SPR Inc., a Public
         -------------------                                     -----------
corporation.

                                                            /s/ Shelli K. Austin
                                                            --------------------
                                                            Notary Public

(seal)
My Commission expires:
                                                              [SEAL]
December 15, 2000
-----------------

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